UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2023

INDOOR HARVEST CORP.

(Exact name of registrant as specified in charter)

Texas	000-55594	45-5577364
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7401 W. Slaughter Lane #5078, Austin, Texas, 78739

(Address of Principal Executive Offices) (Zip Code)

(512) 309-1776

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Indoor Harvest Corp. has entered into a Production Service Agreement. The Agreement is between the Company and the producer Jonathan Sanger on certain terms, conditions, and provisions. This includes a non-scripted show to be developed for television. Payment to the provider is 40 million restricted shares, and $10,000 fees per month, for 12 months. This payment may be deferred until such time the Company can afford to make such payments and this determination shall be at the sole and absolute discretion of the Company. Jonathan Sanger is an independent contractor.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
99	Production Services Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDOOR HARVEST CORP.

/s/ Leslie Bocskor
Leslie Bocskor
Chief Executive Officer

Date: 08-08-2023